Exhibit 23

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99114) pertaining to the Law Companies Group, Inc. 401(k) Savings Plan of our report dated June 12, 2001, with respect to the financial statements and supplemental schedule of the Law Companies Group, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                     /s/  Ernst & Young LLP


Atlanta, Georgia
June 28, 2000